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                                                                    EXHIBIT 77H

                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                           AS OF NOVEMBER 30TH 2013

                                                                  OWNERSHIP% OF
                    FUND                       NAME OF PERSON        SERIES
 COLUMBIA ABSOLUTE RETURN MULTI-STRGY....... JPMCB NA CUST FOR        34.62%
 COLUMBIA COMMODITY STRATEGY FUND........... JPMCB NA CUST FOR        28.28%
 COLUMBIA FLEXIBLE CAPITAL INCOME........... AMERICAN ENTERPRISE
                                             INVESTMENT SVC           29.37%

                              AS OF JUNE 1ST 2013

                                                               OWNERSHIP% OF
                      FUND                     NAME OF PERSON     SERIES